UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 16, 2022

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-5089826
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

One Research Court, Suite 450

Rockville, Maryland 20850

(Address Of Principal Executive Offices) (Zip Code)

240-430-4212

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 16, 2022, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), held its annual meeting of shareholders (the “Annual Meeting”) to vote on the following matters:

1.	Election of Directors.

All of the following six nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Anatoly Dritschilo, MD	9,156,733	-	222,386	-
Milton Brown, MD, PhD	9,042,137	-	336,982	-
Chris Senanayake, PhD	9,228,767	-	150,352	-
Steven Richards	9,228,271	-	150,848	-
Joshua Schafer	9,227,021	-	152,098	-
Bette Jacobs, PhD	9,040,276	-	338,843	-

2.	Ratification of the Company’s Independent Auditors.

Shareholders ratified the appointment of BF Borgers CPA, PC as the Company’s independent auditors for the fiscal year ending December 31, 2022, in accordance with the voting results below.

For	Against	Abstain	Broker Non-Votes
9,236,163	133,785	9,171	-

3.	Approval of the Company’s Executive Compensation.

Shareholders approved (on an advisory basis) the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
9,009,757	360,900	8,462	-

4.	Approval of the Frequency of Advisory Votes on the Company’s Executive Compensation.

Shareholders voted (on an advisory basis) on the frequency with which to vote on the compensation of the Company’s executive officers, as set forth below.

1 Year	2 Year	3 Year	Abstain
9,129,620	22,973	215,950	10,576

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 19, 2022

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Michael Vander Hoek
Name:	Michael Vander Hoek
Title:	Chief Financial Officer